UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 02, 2024

INOGEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36309	33-0989359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

859 Ward Drive
Goleta, California		93111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 562-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Separation of Executive Vice President, General Counsel and Secretary

On July 2, 2024, Inogen, Inc. (the “Company”) and Jason Somer, Executive Vice President, General Counsel and Secretary of the Company, mutually determined that Mr. Somer would separate from the Company on July 19, 2024.

In connection with the separation of Mr. Somer’s employment with the Company, the Company expects to enter into a Separation Agreement with Mr. Somer that will provide Mr. Somer with benefits consistent with the terms of Mr. Somer’s Employment and Severance Agreement with the Company, dated July 12, 2021. The material terms of any such Separation Agreement entered into between the Company and Mr. Somer will be disclosed in an applicable subsequent public filing with the Securities and Exchange Commission.

Appointment of Executive Vice President, Business Development, General Counsel and Secretary

On May 6, 2024, the Board of Directors (“Board”) of Inogen, Inc. (the “Company”) appointed Kevin P. Smith to serve as Executive Vice President, Business Development, General Counsel and Secretary of the Company, effective July 22, 2024.

Most recently, Mr. Smith, 53, served as General Counsel and Executive Vice President, Business Development of Sirtex Medical US Holdings, Inc., a medical device company based in the Boston area, since 2018. Before joining Sirtex in 2018, Kevin served as Vice President and Associate General Counsel at Flexion Therapeutics focusing on securities requirements, business development, intellectual property, and other matters faced by early-stage, commercial healthcare companies. Prior to that, he was General Counsel for the Danaher Life Sciences Platform, managing the legal, compliance, intellectual property, trade compliance, and HSE functions for the companies within the platform. He has also held senior legal leadership positions within Novartis Pharmaceuticals in Switzerland and Massachusetts, including as the General Counsel for the Novartis Molecular Diagnostics Unit, Head of Legal for the Emerging Growth Markets, and Head of Legal for the General Medicines unit (NSO, IID and Established Medicines). Before moving in-house, Mr. Smith worked for multinational law firms in New York, Silicon Valley and London.

On May 6, 2024, the Board, upon the recommendation of the Compensation Committee of the Board, approved, and the Company entered into, an employment and severance agreement with Mr. Smith (the “employment agreement”), effective July 22, 2024 (the “Effective Date”). Mr. Smith’s employment under the employment agreement will begin on the Effective Date and is at will and may be terminated at any time by the Company or by Mr. Smith. Pursuant to the employment agreement, Mr. Smith will receive an annual base salary of $420,000 and a target annual performance bonus opportunity of fifty percent (50%) of his annual base salary. The employment agreement also provides for a cash sign-on bonus of $100,000, which is repayable on a pro-rata basis if, prior to the second anniversary of the Effective Date, Mr. Smith’s employment is terminated by the Company for cause or Mr. Smith resigns without good reason (in each case as defined in the employment agreement).

The employment agreement also provides for $500,000 of equity awards in the form of restricted stock units. The restricted stock units vest over three years based on satisfaction of time and service-based requirements as follows: one third will vest on the first anniversary of the vesting commencement date (as determined by the Compensation Committee), one third on the second anniversary of the vesting commencement date, and one third on the third anniversary of the vesting commencement date.

The employment agreement also provides that beginning in March 2025 and for each year thereafter in which Mr. Smith serves as the Company’s Executive Vice President, Business Development, General Counsel and Secretary, he will be eligible for annual Company equity awards, on the same terms and conditions as the annual equity awards made to the Company’s similarly situated executives and as approved by the Board or the Compensation Committee.

Mr. Smith’s employment agreement also provides that if, outside of the period beginning on the date 3 months before, and ending on the date 12 months following, a change of control (as defined in the employment agreement) (such period, the “change of control period”), his employment with the Company is terminated by the Company without cause (excluding by reason of death or disability) or he resigns for good reason, he will be eligible to receive the following severance benefits:

•
continued payment of his base salary for a period of 12 months following his termination date; and

•
for the period of time permitted under the Consolidated Omnibus Budget Reconciliation Act of 1986 following his termination date, he and his eligible dependents will only be required to pay the portion of the costs of medical benefits as he was required to pay as of the date of his termination, or he will receive taxable monthly payments for the equivalent period in the event the Company determines that the COBRA subsidy could violate applicable law (the “COBRA Benefits”).

The employment agreement further provides that if, during the change of control period, Mr. Smith’s employment with the Company is terminated by the Company without cause (excluding by reason of death or disability) or he resigns for good reason, he will be eligible to receive the same severance benefits described above, except that he will receive continued payment of his base salary for a period of 24 months following his termination date.

Mr. Smith’s receipt of the severance benefits described above is conditioned on his timely signing and not revoking a release of claims, resigning all directorships, committee memberships or any other positions he holds with the Company, and continuing to comply with certain covenants in the employment agreement and in his at-will employment, confidential information, invention assignment, and arbitration agreement with the Company.

If any of the payments provided for under the employment agreement or otherwise payable to Mr. Smith would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then he will be entitled to receive either full payment of benefits or such lesser amount that would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him.

The summary of Mr. Smith’s employment and severance agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the employment and severance agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

In addition, Inogen has entered into its standard form of indemnification agreement with Mr. Smith. The form indemnification agreement was filed with the Securities and Exchange Commission on November 27, 2013 as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 and is incorporated herein by reference. Mr. Smith has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There is no arrangement or understanding between Mr. Smith or any other person pursuant to which Mr. Smith was selected as an officer. There are no family relationships between Mr. Smith and any of the Company’s directors or executive officers.

Item 7.01. Regulation FD Disclosure

On July 3, 2024, the Company issued a press release announcing the appointment and transition described in this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Employment and Severance Agreement by and between the Company and Kevin P. Smith dated effective as July 22, 2024
99.1	Press Release dated July 3, 2024
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOGEN, INC.

Date:	July 3, 2024	By:	/s/ Michael Bourque
Michael Bourque Executive Vice President Chief Financial Officer Treasurer (Principal Accounting and Financial Officer)